PACIFIC COPPER CORP. FILES AMENDED ANNUAL INFORMATION FORM TO INDICATE THAT ITS LA GUANACA, EL CORRAL/LA MOFRALLA AND VENAPAI PROPERTIES ARE MATERIAL

May 7, 2009 – Pacific Copper Corp. (the “Company”) has filed an amended Annual Information Form (“AIF”) on Form 10-K with the British Columbia Securities Commission, which is available under the Company’s profile on SEDAR at www.sedar.com.  The Company has revised its AIF because the Company has determined that its La Guanaca, El Corral/La Mofralla and Venapai properties in Chile are material properties.  The Company’s AIF has therefore been amended to provide disclosure consistent with its continuous disclosure record in this regard.

About Pacific Copper Corp. (OTCBB: PPFP)

The Company is a mineral exploration company participating in known mineral producing regions in South America.  The Company is focused on the exploration of its projects in Chile and Peru.

Contact North America:  The Company and Investor Relations
Toll Free:  1-877-306-7979
Attention:  Andrew Brodkey

Stock Exchange Information:
OTCBB Symbol:  PPFP
CUSIP #69412U 10 0

Safe Harbor Statement

Statements in this news release, which are not purely historical, are forward-looking statements within the meaning of applicable Canadian securities laws, including any statements regarding beliefs, plans, expectations or intentions regarding the future.  These statements involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein.  Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company’s filings with the SEC such as the ability to obtain additional financing, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company.  These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate.  Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company’s periodic reports filed from time-to-time with the SEC.  This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
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